                                                                Exhibit 10.5


                              ANSTALLNINGSAVTAL
                              -----------------

Mellan Axel Johnson Engineering AB, har nedan kallat Bolaget, och direktor Hans
F. Larsson har foljande anstallningsavtal traffats.

Larsson tilltrader den 1 juli 1987 som verkstallande direktor i Bolaget.

Larsson skall atnjuta en fast lon av trehundratrettiosextusen (336.000) kronor per ar. Lonen utbetalas med en tolftedel (1/12) manadsvis i efterskott. Lonen ar harmed faststalld till och med 1987. Darefter skall Larsson komma i atnjutande av lonejusteringar pa samma niva som andra chefstjansteman i Nordstjernan-koncernen.

Bolaget skall foresia Nordstjernans styrelse att Larsson tillforsakras fran och med arsskiftet 1987/88 tre andelar i Nordstjernan-koncernens vinstandelssystem. Villkoren for detta vinstandelssystem faststalles av Nordstjernans styrelse.

Larsson tillforsakras tillaggspension enligt gallande ITP-avtal mellan SAF samt SIF, SALF resp. HTF. Vidare omfattas larsson av gallande avtal om tjanstegrupplivforsakring som traffats mellan namnda organisationer.

Semester utgar med 30 dagar per intjanandear. Lopande kalenderar raknas som intjanandear.

Anstallningsformaner i ovrigt utgar enligt for Bolaget gallande avtal for tjansteman.

bolaget staller tjanstebil typ Volvo 740 eller motsvarande till Larssons forfogande. Bilen far aven anvandas for privata resor.

For resor i Bolagets tjanst tillampas bolagets resereglemente. Vid representation i och utom hemmet ersattes Larsson for uppkomna verkliga kostnader, vilka skall specificeras och sa vitt mojligt verifieras, allt pa det satt som ar praxis inom Bolaget.

Gor Larsson uppfinning under anstallningstiden eller inom ett ar efter det anstallningen upphort och faller uppfinningens utnyttjande inom Bolagets eller annat till Nordstjernan-koncernen horande foretags verksamhetsomrade utan begransning till nagot land, ager Bolaget helt eller delvis intrada sasom rattsinnehavare med avseende pa uppfinningen.

I ovrigt galler lagen orn ratt till arbetstagares uppfinningar, dock att om overenskommelse ej kan uppnas rorande storleken av ersattning, vartill Larsson enligt namnda lag kan bli berattigad, fragan skall hanskjutas till skiljenamnd enligt lagen om skiljeman.

Larsson forbinder sig att icke utan Bolagets medgivande i varje sarskilt fall ataga sig annat uppdrag vid sidan av sin befattning i Bolagets tjanst eller bedriva eller deltaga i annan verksamhet for egen eller annans rakning i det fall detta kan menligt inverka pa Larssons arbete for Bolaget eller pa annat satt skada Bolagets verksamhet.

Larsson forbinder sig att icke for ovidkommande yppa nagot rorande Bolagets/Nordstjernan-koncernens affarer och forhallanden. Dena forbindelse galler aven efter anstallningens upphorande.

Detta avtal galler med en omsesidig uppsagningstid av sex manader.

Skulle Bolaget uppsaga detta avtal inom 12 manader efter det att Bolaget bytt agare, skall Larssons uppsagningstid vara 12 manader. For att denna langre uppsagningstid skall galla, skall Larsson, om Bolaget sa fordrar, for sin del medge Bolaget en lika lang uppsagningstid.

Tvist angaende tolkninger eller tillampningen av detta avtal skall avgoras av skiljenamnd enligt lagen om skiljeman.

                                     Stockholm den

                                     AXEL JOHNSON ENGINEERING AB

/s/ Hans F. Larsson                  /s/ Christer Lindberg

Hans F. Larsson                      Christer Lindberg

                         [NORDSTJERNAN AB Letterhead]




Direktor Hans F. Larsson
Nordanvagen 68

137 00 VASTERHANINGE


Our Ref.                              Date                   Your Ref.
ChL/KS                                1987-06-22


Broder,

I anslutning till Ditt anstallningsavtal med Axel Johnson Engineering vill jag dartill informera om foljande rutiner for telefonkostnader m.m.

1. Som ersattning for Dina privata samtal i tjansten fran hemmet betalar bolaget Din rorliga telefonkostnad utover 4000 markeringar per ar.

2. Bolaget svarar for kostnaden for en daglig tidning, att adresseras till Din hemadress.


Med vanlig halsning

AXEL JOHNSON ENGINEERING AB

/s/ Christer Lindberg

Christer Lindberg

[NORDSTJERNAN INDUSTRIES AB LETTERHEAD]


CHRISTER LINDBERG
VICE PRESIDENT

Dir. Hans F. Larsson
Nordanvagen 68

137 38 VASTERHANINGE


1991-02-13

Broder!

Komplettering av Ditt anstallningsavtal med
Axel Johnson Engineering AB
--------------------------------------------

Vi bekraftar harmed att fran och med den 21 januari 1991 loper Ditt anstallningsavtal med en uppsagningstid fran arbetsgivaren pa 18 manader.

Jag vill samtidigt ta tillfallet i akt att tacka Dig och uttrycka uppskattning for Din medverkan i det pagaenda strukturprojektet.

Med vanlig halsning

AXEL JOHNSON ENGINEERING AB

/s/ Christer Lindberg

Christer Lindberg

[NORDSTJERNAN INDUSTRIES AB LETTERHEAD]

GORAN W IJKMARK
PRESIDENT


                                                                  1992-01-22
PERSONLIGT OCH KONFIDENTIELLT


Hans F. Larsson
Axel Johnson Engineering AB
Box 1004
149 25 NYNASHAMN

Broder!

Sasom VD i Nordic Water Products AB med ett vidgat ansvarsomrade vill jag harmed meddela att Din lon fr.o.m. 1 januari 1992 utgar med 46 000 kr/manad.

Antal semesterdagar uppgar till 32 dagar.

I ovrigt kvarstar ovriga anstallningsforhallanden. Som VD i Nordic Water Products AB kommer Du ocksa att inga i Nordic Waters ledningsgrupp.

Jag onskar Dig lycka till och ser fram emot ett intressant samarbete.

Med vanlig halsning

/s/ Goran Wijkmark

Goran Wijkmark
Styrelseordforande
Axel Johnson Engineering AB
Nordic Water Products AB

                             EMPLOYMENT AGREEMENT
                             --------------------


Axel Johnson Engineering AB, hereinafter referred to as the company, and Director Hans F. Larsson have entered into the following employment agreement.

Larsson shall commence his employment on 1 July 1987 as managing director of the Company.

Larsson shall receive a fixed salary of three hundred thirty six thousand (336,000) krona per year. The salary is paid with one twelfth (1/12) monthly in arrears. The salary is hereby determined for and including 1987. Larsson shall thereafter receive salary adjustments equal to the adjustments made with respect to other executive managers within the Nordstjernan group.

The Company shall propose to the Nordstjernan board that Larsson is guaranteed three parts in the Nordstjernan group's profit sharing system as of the year end 1987/88. The conditions for the profit sharing system are determined by the board of Nordstjernan.

Larsson is guaranteed additional pension in accordance with the applicable ITP-agreement between SAF and SIF, SALF respectively HTF. Furthermore, Larsson is covered by the applicable agreement on company group life insurance which was entered into between the above mentioned organisations.

Vacation consists of 30 days for each year during which vacation benefits are accrued. Each calendar year constitutes a year during which pension benefits are accrued.

Employment benefits, in general, are payable in accordance with the Company's applicable agreement for officers.

A company car of the make Volvo 740, or one of equal value, is made available for Larsson by the Company. The car may be used for private travels.

For travel on behalf of the Company, the Company's travel policy is applicable. For entertainment in his residence or outside his residence, Larsson shall be compensated for his true costs. Such costs shall be specified and verified to the fullest extent possible, as is customary within the Company.

Should Larsson make an invention during his term of employment or within one (1) year after his employment has been terminated and the invention falls within the scope of the business area of the Company or companies of the Nordstjernan group, without any restriction to any country, the Company may, wholly or partially, take Larsson's place with respect to his rights to the invention.

Moreover, the Act on the Right to Employees' Inventions is applicable, however, if an agreement cannot be reached with respect to the amount of compensation, whereby Larsson, in accordance with the law referred to, may be entitled, the question shall be submitted to an arbitration tribunal in accordance with the Arbitration Act.

Larsson undertakes not to, without the Company's consent in each individual case, accept any other work outside his employment in the Company or carry on or participate, for his own behalf or on behalf of others, in business activities in case this may affect on Larsson's work for the Company or is detrimental to the Company's business in some way.

Larsson undertakes not to disclose any information regarding the Company's/Nordstjernan's group business or circumstances. This undertaking shall also apply after termination of the employment.

This agreement shall apply with a mutual notice period of six months.

Should the Company terminate this agreement within 12 months after the Company changes ownership, Larsson's notice of termination shall be 12 months. In order for this period of termination to be valid, Larsson shall, if the Company so whishes, also give 12 months notice to the Company.

Disputes with respect to the interpretation or application of this agreement shall be decided by an arbitration tribunal in accordance with the Arbitration Act.


                                                  Stockholm

                                                  AXEL JOHNSON ENGINEERING AB

Hans F. Larsson

                                                  Christer Lindberg

Director Hans F. Larsson
Nordanvagen 68
137 00 VASTERHANINGE

Our ref                                      Date
ChL/KS                                      22 June 1987



Dear Hans,

In connection to your employment agreement with Axel Johnson Engineering, I would like to inform you of the following routines for telephone costs etc.

1. As compensation for your calls for business reasons, made from the home, the company will pay your telephone costs exceeding 4000 metre charge units per year.

2. The Company shall also pay for a daily newspaper delivered to your home address.


Yours sincerely,

AXEL JOHNSON ENGINEERING AB

Christer Lindberg

Director Hans F. Larsson
Nordanvagen 68
137 38 VASTERHANINGE


13 February 1991

Dear Hans,

Supplement to your employment agreement with Axel Johnson Engineering AB
------------------------------------------------------------------------

We hereby confirm that as of 21 January 1991, the notice period from the employer is extended to 18 months under the employment contract.

I would, at the same time, like to take the opportunity to thank you and express my appreciation for your work in the current structure project.



Yours sincerely,

AXEL JOHNSON ENGINEERING AB


Christer Lindberg

PRIVATE AND CONFIDENTIAL


Hans F. Larsson
Axel Johnson Engineering AB
Box 1004
149 25 NYNASHAMN


Dear Hans,

In your capacity as managing director of Nordic Water Products AB with an increased area of responsibility, I would herewith like to notify you that your salary from 1 January 1992 is 46,000 krona per month.

The number of vacation days is extended to 32 days.

Your remaining employment conditions are the same. As managing director of Nordic Water Products AB you will also be included in the management group of Nordic Water.

I wish you good luck and look forward to an interesting working relationship.


Yours sincerely,


Goran Wijkmark
Chairman of the Board
Axel Johnson Engineering AB
Nordic Water Products AB